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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



  We hereby consent to the reference to our firm in this Current Report of Form 10-K for the year ended December 31, 1996, for Zydeco Energy, Inc. under the headings "Oil and Gas Reserves" and "Supplemental Information on Oil and Gas Producing Activities". We also consent to the incorporation by reference of such references in Zydeco Energy, Inc.'s Form S-8 (Registration No. 333-00902).



                                      RYDER SCOTT COMPANY
                                      PETROLEUM ENGINEERS



  Houston, Texas
  March 20, 1997